UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On April 30, 2026, Inseego Corp. (“Inseego”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Nokia Solutions and Networks Oy ( “Nokia”), pursuant to which Inseego has agreed to purchase substantially all of the assets (the “Purchased Assets”) comprising Nokia’s fixed wireless access business (the “FWA Business”). Under the Purchase Agreement and subject to the terms and conditions set forth therein, at the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement (collectively, the “Transaction”), Inseego will purchase the Purchased Assets from Nokia for a purchase price consisting of (i) 1,163,693 shares (the “Shares”) of Inseego’s common stock (“Common Stock”), (ii) warrants (the “Warrants”) to purchase an aggregate of 521,139 shares of Common Stock, at an exercise price of $12.89 per share and (iii) the assumption of certain liabilities relating to the FWA Business (the “Transaction”). The Warrants will be exercisable for a period of four years following the Closing and will be exercisable on a cash basis.

The Purchase Agreement contains customary representations, warranties and indemnities made or given by each of Nokia and Inseego. The Purchase Agreement also contains customary covenants of the parties, including covenants relating to the conduct of the FWA Business prior to closing, efforts to obtain required consents and approvals, and other matters. Nokia, on behalf of itself and its affiliates, has agreed that for a period of three years after the Closing (the “Restricted Period”) it will not, anywhere in the world, engage in any business that develops, produces or sells certain fixed wireless access products and devices sold by the FWA Business, subject to certain exceptions. In addition, Nokia has agreed that if during the Restricted Period it determines that it intends to solicit proposals from, or to enter into negotiations with, any third party for the development of any product or device featuring upstream connectivity with both wired and cellular radio access and use products or technology comprising part of the Purchased Assets, Nokia will provide Inseego with a right of first offer to provide such products.

In addition, pursuant to the Purchase Agreement, Nokia has agreed that if the EBITDA (as defined in the Purchase Agreement) of the FWA Business for the first 12 months following the Closing is negative, Nokia will reimburse Inseego, on a quarterly basis, by the amount of such negative EBITDA, subject to certain limitations. Additionally, for the next 24 months after that initial 12-month period after Closing, Inseego has agreed to pay to Nokia a portion of the EBITDA profits (if any) generated by the FWA Business, subject to certain limitations and conditions.

The Purchase Agreement is subject to customary closing conditions and termination rights of the parties, including the right of either party to terminate the Purchase Agreement if the Closing has not occurred by January 15, 2027, subject to Inseego’s right to extend such date by up to three months if certain deliverables have not been provided.

Pursuant to the terms of the Purchase Agreement, in connection with the Closing, Inseego and Nokia will enter into, among other agreements, a Lock-Up Agreement (the “Lock-Up Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Lock-Up Agreement, Nokia will agree not to transfer any of the Shares, the shares of Common Stock underlying the Warrants or the shares or shares underlying the warrants to be issued pursuant to the Subscription Agreement (as defined below) (collectively, the “Securities”), subject to limited exceptions, for a period of (i) with respect to 50% of each type of the Securities, one year following the Closing and (ii) with respect to the remaining 50% of each type of the Securities, two years following the Closing. Pursuant to the Registration Rights Agreement, Inseego will agree to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) within one year of the Closing in order to effect a registration for the resale by Nokia of the Securities. The Registration Rights Agreement will also grant Nokia certain demand and “piggyback” registration rights and will require Inseego, under certain circumstances, to assist with underwritten offerings for the Securities. The forms of the Lock-Up Agreement and Registration Rights Agreement are attached to the Purchase Agreement as Exhibits G and H, respectively.

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The Purchase Agreement governs the contractual rights between the parties in relation to the Transaction. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Agreement and is not intended to provide, modify or supplement any information about Inseego, the FWA Business, Nokia or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Inseego, the FWA Business, or Nokia. The warranties contained in the Purchase Agreement have been negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Inseego’s public disclosures.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Nokia Investment in Inseego

On April 30, 2026, Inseego and Nokia also entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which, subject to the terms and conditions contained therein (including the Closing occurring), at the Closing, Nokia will invest $10,000,000 in cash in Inseego, for which it will receive 775,795 shares of Common Stock and warrants to purchase an aggregate of 260,569 shares of Common Stock, at an exercise price of $12.89 per share and otherwise in the same form as the Warrants to be issued pursuant to the terms of the Purchase Agreement, except that such warrants will be exercisable for cash or on a cashless exercise basis. As a result of both the acquisition shares and the additional investment, immediately following Closing, Nokia will hold approximately an 11% ownership interest in Inseego, assuming no exercise of the Warrants and the warrants to be issued pursuant to the Subscription Agreement.

The foregoing description of the Subscription Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report with respect to the Securities to be issued pursuant to the Purchase Agreement and the Subscription Agreement is incorporated by reference into this Item 3.02. The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Nokia represented and warranted to Inseego that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 7.01	Regulation FD Disclosure.

On April 30, 2026, Inseego and Nokia issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Also on April 30, 2026, Inseego held a conference call to discuss, among other things, the Transaction. A copy of the presentation used during the conference call is attached hereto as Exhibit 99.2 and is hereby incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Inseego under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

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Cautionary Note Regarding Forward-Looking Statements

This document, including the exhibits hereto, contains, and the officers of Inseego may from time to time make, forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which are typically identified by words or phrases such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” and other words or terms that do not relate solely to historical matters. Inseego cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results may differ materially from the expectations, beliefs, estimates and projections reflected in any forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected benefits or timing of the Transaction, including future financial and/or operating results, statements concerning plans, objectives, goals, strategies, and other statements that are not statements of historical facts. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement with respect to the Transaction, (2) potential litigation relating to the Transaction; (3) the inability to complete the Transaction, including due to failure to satisfy any conditions to closing; (4) the risk that the announcement and/or consummation of the Transaction disrupts Inseego’s current plans or operations; (5) the ability to recognize the anticipated benefits of the Transaction, which may be affected by, among other things, the potential loss of customers and/or employees of the FWA Business, competition, and/or the ability of Inseego to grow and manage growth profitably; (6) the risk that Inseego will not be able to integrate the FWA Business successfully; (7) the risk that costs savings and other anticipated synergies from the Transaction may not be realized when expected, or at all; (8) the diversion of Inseego’s management’s time on issues related to the Transaction; and (9) other risks and uncertainties included in documents filed or to be filed with the SEC by Inseego, which are available on Inseego’s website or on the SEC’s website at www.sec.gov.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. Any forward-looking statement speaks only as of the date on which it is made, and Inseego expressly disclaims any obligation to update or revise its forward-looking statements to reflect information, events or circumstances that arise after the date of this presentation, except as may be required by applicable law. All forward-looking statements, expressed or implied, included or made in connection with this presentation are expressly qualified in their entireties by this cautionary note.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated April 30, 2026, between Nokia Solution sand Networks Oy and Inseego Corp.
10.1	Subscription Agreement, dated April 30, 2026, between Inseego Corp. and Nokia Solutions and Networks Oy.
99.1	Press Release dated April 30, 2026.
99.2	FWA Acquisition Presentation (April 30, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request. In addition, certain portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. An unredacted copy of the agreement will be furnished to the SEC upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

	By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer
Date: April 30, 2026

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